Press Release	Exhibit 99.2

PHOTON DYNAMICS NAMES WENDELL BLONIGAN CHIEF OPERATING OFFICER
Former President of AKT Inc. Appointed to Position

San Jose, Calif., December 11, 2006— Photon Dynamics, Inc. (NASDAQ: PHTN), a leading global supplier of integrated yield-management solutions for the flat panel display (FPD) market, announced the appointment of Wendell T. Blonigan to the position of Vice President & Chief Operating Officer (COO), effective today. Blonigan, 44, will report to Jeffrey Hawthorne, Photon’s president and chief executive officer, and will be responsible for the operational leadership of the Company.

The appointment leverages Blonigan’s 20 years of deep knowledge and executive expertise in the Liquid Crystal Display (LCD) equipment business. Prior to joining Photon, he held the position of President of AKT Inc., an Applied Materials subsidiary company (Santa Clara, CA), where he was responsible for global operations of the LCD equipment business.

“Wendell is a talented and proven executive with many years of focused expertise in our Company’s core markets, and we are excited to welcome him to the Photon Dynamics team," said Jeffrey Hawthorne, president and chief executive officer of Photon Dynamics. “Wendell’s appointment will solidify Photon's senior management at a strategically important time for the Company.” Hawthorne continued, “Wendell’s experience has given him the breadth and depth of operational management experience to optimally support Photon’s continued leadership in yield management solutions for the flat panel display market and our continued migration of manufacturing to Asia.”

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995 -

The statements in this press release relating to Photon Dynamics' estimated results for the first quarter of fiscal 2007 are forward-looking statements. These forward-looking statements are based on current expectations on the date of this press release and involve a number of uncertainties and risks. These uncertainties and risks include, but are not limited to: unanticipated costs associated with the realignment and discontinuation, the migration of our manufacturing operations to Asia, the adoption of new technology by the Company’s customers, the current economic uncertainty, which may cause consumers to purchase products containing flat panel displays at a rate lower than Photon Dynamics and its customers expect, and therefore that could lead Photon Dynamics' customers to reduce investments in Photon Dynamics' products below that which Photon Dynamics projects until the markets become more certain; current economic conditions may cause an increase in competitive pricing pressures; and the risk of the introduction of competing products having technological and/or pricing advantages, which would reduce the demand for Photon Dynamics' products. As a result, Photon Dynamics' actual results and end user demand may differ substantially from expectations. For further information on risks affecting Photon Dynamics, refer to the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the caption "Factors Affecting Operating Results" in Photon Dynamics' Quarterly Report on Form 10-Q as filed on August 9, 2006 with the Securities and Exchange Commission. Photon Dynamics undertakes no obligation to update or revise any forward-looking statements whether as a result of new developments or otherwise.

About Photon Dynamics

Photon Dynamics, Inc. is a leading global supplier of integrated yield management solutions for the flat panel display market. Photon Dynamics develops systems that enable manufacturers to collect and analyze data from the production line, and quickly diagnose and repair process-related defects, thereby allowing manufacturers to decrease material costs and improve throughput. Founded in 1986, Photon Dynamics is headquartered in San Jose, California with sales and customer support offices in Beijing, China; Seoul, Daejeon, Gumi, and Cheonan, Korea; Hsinchu, Tainan, and Taichung, Taiwan; and Tokyo and Tsu, Japan. For more information about Photon Dynamics, visit its website at www.photondynamics.com.